Exhibit 4.1

NUMBER UNITS

U-

SEE REVERSE FOR CERTAIN DEFINITIONS

CUSIP

POST HOLDINGS PARTNERING CORPORATION

UNITS CONSISTING OF ONE SHARE OF SERIES A COMMON STOCK AND

ONE-THIRD OF ONE REDEEMABLE WARRANT, EACH WHOLE WARRANT

ENTITLING THE HOLDER TO

PURCHASE ONE SHARE OF SERIES A COMMON STOCK

THIS CERTIFIES THAT                      is the owner of          Units.

Each Unit (“Unit”) consists of one (1) share of Series A common stock, par value $0.0001 per share (“Series A Common Stock”), of Post Holdings Partnering Corporation, a Delaware corporation (the “Company”), and one-third (1/3) of one redeemable warrant (each whole warrant exercisable for one share of Series A Common Stock) (the “Warrant”). Each whole Warrant entitles the holder to purchase one (1) share of Series A Common Stock (subject to adjustment) for $11.50 per share (subject to adjustment). Only whole Warrants are exercisable. Each Warrant will become exercisable on the later of (i) thirty (30) days after the Company’s completion of an initial merger, capital stock exchange, asset acquisition, stock purchase, reorganization or other similar partnering transaction with one or more businesses (each a “Partnering Transaction”), and (ii) twelve (12) months from the closing of the Company’s initial public offering, and will expire unless exercised before 5:00 p.m., New York City Time, on the date that is five (5) years after the date on which the Company completes its Partnering Transaction, or earlier upon redemption or liquidation. The shares of Series A Common Stock and Warrants comprising the Units represented by this certificate are not transferable separately prior to                 , 2021, unless Evercore Group L.L.C. and Barclays Capital Inc. elect to allow separate trading earlier, subject to the Company’s filing of a Current Report on Form 8-K with the Securities and Exchange Commission containing an audited balance sheet reflecting the Company’s receipt of the gross proceeds of its initial public offering (the “Form 8-K”) and issuing a press release announcing when such earlier separate trading will begin. No fractional Warrants will be issued upon separation of the Units and only whole Warrants will trade. The terms of the Warrants are governed by a Warrant Agreement, dated as of                 , 2021, between the Company and Continental Stock Transfer & Trust Company, as Warrant Agent, and are subject to the terms and provisions contained therein, all of which terms and provisions the holder of this certificate consents to by acceptance hereof. Copies of the Warrant Agreement are on file at the office of the Warrant Agent at One State Street, 30th Floor, New York, New York 10004, and are available to any Warrant holder on written request and without cost.

Upon the consummation of the Partnering Transaction, the Units represented by this certificate will automatically separate into the Series A Common Stock and Warrants comprising such Units.

This certificate is not valid unless countersigned by the Transfer Agent and Registrar of the Company.

This certificate shall be governed by and construed in accordance with the internal laws of the State of Delaware.

Witness the facsimile signature of its duly authorized officers.

Chief Financial Officer	President

POST HOLDINGS PARTNERING CORPORATION

The Company will furnish without charge to each unitholder who so requests, a statement of the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof of the Company and the qualifications, limitations, or restrictions of such preferences and/or rights.

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	—	as tenants in common	UNIF GIFT MIN ACT	—	Custodian
					(Cust)	(Minor)
TEN ENT	—	as tenants by the entireties
Under Uniform Gifts to
JT TEN	—	as joint tenants with right of survivorship and not as tenants in common		Minors Act (State)

Additional abbreviations may also be used though not in the above list.

For value received, _______________hereby sell(s), assign(s) and transfer(s) unto

(PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE)

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE)

Units represented by the within Certificate, and do(es) hereby irrevocably constitute and appoint ______________ Attorney to transfer the said Units on the books of the within named Company with full power of substitution in the premises.

Dated:
Notice: The signature to this assignment must correspond with the name as written upon the face of the certificate in every particular, without alteration or enlargement or any change whatsoever.

Signature(s) Guaranteed:

THE SIGNATURE(S) MUST BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM, PURSUANT TO S.E.C. RULE 17Ad-15 (OR ANY SUCCESSOR RULE) UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED).

In each case, as more fully described in the Company’s final prospectus dated                 , 2021, the holder(s) of this certificate shall be entitled to receive a pro-rata portion of certain funds held in the trust account established in connection with the Company’s initial public offering only in the event that (i) the Company redeems the shares of Series A Common Stock sold in its initial public offering and liquidates because it does not consummate a Partnering Transaction within the period of time set forth in the Company’s amended and restated certificate of incorporation, (ii) the Company redeems the shares of Series A Common Stock sold in its initial public offering in connection with a stockholder vote to amend the Company’s amended and restated certificate of incorporation (A) to modify the substance or timing of the Company’s obligation to allow redemptions in connection with the Company’s partnering transaction or to redeem 100% of the Series A Common Stock if it does not complete its partnering transaction within the period of time set forth in the Company’s amended and restated certificate of incorporation, or (B) with respect to any other provision relating to the holder(s) rights or pre-partnering transaction activity, or (iii) if the holder(s) seek(s) to redeem for cash his, her, its or their respective shares of Series A Common Stock in connection with a tender offer (or proxy solicitation, solely in the event the Company seeks stockholder approval of the proposed partnering transaction) setting forth the details of a proposed partnering transaction. In no other circumstances shall the holder(s) have any right or interest of any kind in or to the trust account.

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